UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2017, GrowGeneration, Corp. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Merida Capital Partners, LP (“Merida”) in connection with a private offering of the Company’s securities in March 2017 in which Merida acted as the lead investor. Pursuant to the Consulting Agreement, Merida was engaged by the Company on a non-exclusive basis to provide services of general business consulting and board oversight to the Company.

As consideration for the services to be provided by Merida, the Company agreed to pay Merida (a) a cash fee of $60,000 per annum, payable quarterly, for 3 years; (b) 80,000 shares of the Company’s common stock; and (c) 5 year warrants to purchase 150,000 shares of the Company’s common stock at a price of $2.75 per share.

Within 30 business days of the effective date of the Consulting Agreement, the Board of Directors (the “Board”) of the Company shall appoint a designee of Merida to the Board, and during the term of the Consulting Agreement shall nominate the designee of Merida for election as a director of the Company in shareholder meetings held for the purpose of electing directors.

The foregoing descriptions of the terms of the Consulting Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the form of the Consulting Agreement filed herewith as Exhibits 99.1.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On April 5, 2017, the Company published a press release regarding the Consulting Agreement.

A copy of the press release is attached hereto as Exhibit 99.2. The information contained in this item and Exhibit 99.2 attached herewith shall be deemed furnished and not filed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Form of Consulting Agreement with Merida Capital Partners, LP, dated April 3, 2017
99.2	Press Release, dated April 5, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	CEO

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